Exhibit 99.1

R1 Announces Revenue Cycle Management Partnership Expansion and Extension with Ascension
R1 and Ascension to transform the consumer experience in healthcare

CHICAGO – May 4, 2021 – R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced a strategic expansion and extension with Ascension, the nation’s largest Catholic and non-profit health system. The agreement expands R1’s role as the provider of key patient experience technologies, provides for rich use of R1 technologies and services to improve patients’ and providers’ experiences scheduling with Ascension caregivers, and extends R1’s revenue cycle management services agreement with Ascension to 2031.
Ascension is standardizing its technology footprint for digital engagement and will utilize R1’s intelligent patient access technology to deliver an improved experience for patients and providers. This technology unifies ordering, scheduling, arrivals and payments on one platform and is designed to integrate seamlessly with Ascension's broader technology environment.
“We’ve appreciated the economic and strategic value from our R1 partnership, and we are pleased to expand our relationship and extend the partnership to 2031,” said Liz Foshage, executive vice president and chief financial officer of Ascension.
“Ascension’s aspiration is to deliver a best-in-class consumer experience, and our partnership with R1 is a key component in achieving that goal,” said Eduardo Conrado, executive vice president and chief strategy and innovation officer of Ascension. “We look forward to continuing with R1’s technology platform to enable a seamless consumer journey.”
“We are very pleased to broaden our long-standing relationship with Ascension,” said Joe Flanagan, president and chief executive officer of R1. “The strength of our partnership and strategic nature of this expansion enable us to drive a truly unique transformation of healthcare, which we believe will result in a differentiated patient experience, improved accessibility and convenience, caregiver empowerment and markedly improved financial performance for Ascension.”
About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

Forward Looking Statements
This press release includes statements that may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements about future events and relationships, plans, future growth and future performance are forward-looking statements. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “would” and similar expressions or variations, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events as of the date hereof and any forward-looking statements contained herein should not be relied upon as representing our views as of any subsequent date. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to , factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly reports on Form 10-Q and any other periodic reports we file with the Securities and Exchange Commission.

R1 RCM Contacts:
Investor Relations:
Atif Rahim
312.324.5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678.585.1206
media@r1rcm.com